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                                                                  EXHIBIT 23(E)

                  CONSENT OF ALEX. BROWN & SONS INCORPORATED

  We hereby consent to the inclusion of our opinion dated November 1, 1996, and updated as of March 19, 1997, as an Annex to the Joint Proxy Statement/Prospectus filed as part of the Registration Statement on Form S-4 of Southern National Corporation, and to the references to our firm as financial advisor to SNC and to our opinion contained in said Joint Proxy Statement/Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission.

                                       ALEX. BROWN AND SONS INCORPORATED

                                       By:  /s/ Howard J. Loewenberg
                                           ------------------------------------
                                           Name: Howard J. Loewenberg
                                           Title: Principal

March 18, 1997